Exhibit 5.3

HUNTON ANDREWS KURTH LLP 600 TRAVIS, SUITE 4200 HOUSTON, TEXAS 77002-2929 TEL 713 • 220 • 4200 FAX 713 • 220 • 4285

March 29, 2024

Sun Communities, Inc.

Sun Communities Operating Limited Partnership

27777 Franklin Road

Suite 300

Southfield, Michigan 48034

Re:	Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission.

Ladies and Gentlemen:

We have acted as special counsel to Sun Communities, Inc., a Maryland corporation (“Sun Communities”), and Sun Communities Operating Limited Partnership, a Michigan limited partnership (“Sun Operating” and, together with Sun Communities, the “Obligors”), in connection with Debt Securities (as defined below), the offer and sale of which are to be registered pursuant to a registration statement on Form S-3 (as amended, the “Registration Statement”) filed by the Obligors with the U.S. Securities and Exchange Commission (the “SEC”) on March 29, 2024, pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement and the prospectus contained therein (the “Prospectus”), and in one or more supplements to the Prospectus to be filed with the SEC, of equity securities of Sun Communities, and the following debt securities and guarantees of debt securities:

(a) one or more series of debt securities issued by Sun Communities (“Sun Communities Primary Debt Securities”) under (i) a Sun Communities Senior Indenture substantially in the form filed as Exhibit 4.5 to the Registration Statement (the “Sun Communities Senior Indenture”), to be entered into between Sun Communities and UMB Bank, N.A., a national banking association organized under the laws of the United States of America, as trustee, prior to the first issuance of Sun Communities Primary Debt Securities thereunder, or (ii) a Sun Communities Subordinated Indenture substantially in the form filed as Exhibit 4.6 to the Registration Statement (the “Sun Communities Subordinated Indenture” and, together with the Sun Communities Senior Indenture, the “Sun Communities Indentures”), to be entered into between Sun Communities and UMB Bank, N.A., a national banking association organized under the laws of the United States of America, as trustee, prior to the first issuance of Sun Communities Primary Debt Securities thereunder;

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON LONDON

LOS ANGELES MIAMI NEW YORK RICHMOND SAN FRANCISCO TOKYO TYSONS WASHINGTON, DC

www.HuntonAK.com

Sun Communities, Inc.

Sun Communities Operating Limited Partnership

March 29, 2024

(b) one or more series of debt securities issued by Sun Operating (“Sun Operating Primary Debt Securities”) under (i) the Sun Operating Senior Indenture, dated as of June 28, 2021 by and between Sun Operating and UMB Bank, N.A., a national banking association organized under the laws of the United States of America, as trustee, filed as Exhibit 4.7 to the Registration Statement (the “Sun Operating Senior Indenture”), or (ii) a Sun Operating Subordinated Indenture substantially in the form filed as Exhibit 4.13 to the Registration Statement (the “Sun Operating Subordinated Indenture” and, together with the Sun Operating Senior Indenture, the “Sun Operating Indentures”), to be entered into between Sun Operating and UMB Bank, N.A., a national banking association organized under the laws of the United States of America, as trustee, prior to the first issuance of Sun Operating Primary Debt Securities thereunder;

(c) guarantees by Sun Communities of Sun Operating Primary Debt Securities (“Sun Communities Guarantees”); and

(d) guarantees by Sun Operating of Sun Communities Primary Debt Securities (“Sun Operating Guarantees”).

As used herein, the term “Debt Securities” means, collectively, Sun Communities Primary Debt Securities, Sun Operating Primary Debt Securities, Sun Communities Guarantees, and Sun Operating Guarantees.

In arriving at the opinions expressed below, we have examined (a) the Registration Statement and the exhibits thereto, (b) the Prospectus, (c) the forms of the Sun Communities Indentures, (d) the Sun Operating Senior Indenture, (e) the form of the Sun Operating Subordinated Indenture, and (f) originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers, and representatives of the Obligors and such other persons as we have deemed appropriate as a basis for the opinions expressed below.

In rendering each of the opinions expressed below, we have assumed and have not verified (a) the genuineness of the signatures on all documents that we have examined, (b) the legal capacity of all natural persons, (c) the authenticity of all documents supplied to us as originals, and (d) the conformity to the authentic originals of all documents supplied to us as certified, photostatic, or faxed copies. In rendering the opinions expressed below, we have also assumed that (i) each of the agreements and instruments referred to therein, and each of the Debt Securities as to which we therein express a validity opinion, (A) will include a provision stating that such instrument shall be governed by the laws of the State of New York and (B) will constitute the legal, valid, and binding obligation of each party thereto (other than any Obligor that is a party thereto), enforceable against each party thereto (other than any Obligor that is a party thereto) in

Sun Communities, Inc.

Sun Communities Operating Limited Partnership

March 29, 2024

accordance with its terms, (ii) Section 5-501.6.b of the New York General Obligations Law will apply to any Debt Securities referred to therein, and (iii) the form and terms of any Debt Securities, and the issuance, sale, and delivery of any such Debt Securities, and the incurrence and performance of all obligations thereunder or in respect thereof in accordance with the terms thereof, in each case, will be in full compliance with, and will not violate, the certificate or articles of incorporation, certificate of formation, charter, bylaws, limited liability company agreement, limited partnership agreement, or similar organic document of any of the Obligors, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon any of the Obligors, or to which the issuance, sale, and delivery of such Debt Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity. Furthermore, insofar as the opinions expressed below pertain to the choice of law provisions of the instruments referred to in such paragraphs, such opinions are rendered solely in reliance upon New York General Obligations Law Section 5-1401, and are expressly conditioned upon the assumption that the legality, validity, binding effect, and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any constitutional limitations upon said Section 5-1401 or their effect, if any, upon any of such opinions.

Except to the extent expressly stated in the numbered opinion paragraphs below, we have assumed with respect to each of the indentures and the Debt Securities referred to herein, the valid existence and the power and authority (limited partnership, corporate, limited liability company, or other) of each of the parties thereto to enter into and to incur and perform all of its obligations thereunder and have also assumed the due authorization by all requisite action (corporate, limited partnership, limited liability company, or other) and the due execution and delivery by each of such parties of such instruments and that such instruments constitute or will constitute valid and binding obligations of each of the parties thereto. We note that Sun Operating is formed under the laws of the State of Michigan, and its general partner, Sun Communities, is incorporated under the laws of the State of Maryland.

Based upon the foregoing and subject to the limitations, qualifications, exceptions, and assumptions set forth herein, we are of the opinion that:

1. Each series of Sun Communities Primary Debt Securities will constitute valid and legally binding obligations of Sun Communities, once (a) in the case of Sun Communities Primary Debt Securities to be issued under the Sun Communities Senior Indenture, the Sun Communities Senior Indenture has been validly executed and delivered by Sun Communities, as issuer, and by the trustee thereunder, (b) in the case of Sun Communities Primary Debt Securities to be issued under the Sun Communities Subordinated Indenture, the Sun Communities Subordinated Indenture has been validly executed and delivered by Sun Communities, as issuer, and by the trustee thereunder, (c) in the cases of Sun Communities Primary Debt Securities to be issued under either of the Sun Communities Indentures, a supplemental indenture (to such indenture), establishing such series of Sun Communities Primary Debt Securities, has been duly authorized

Sun Communities, Inc.

Sun Communities Operating Limited Partnership

March 29, 2024

and validly executed and delivered by Sun Communities, as issuer, and by the trustee under such indenture, or an officer’s certificate (pursuant to such indenture), establishing such series of Sun Communities Primary Debt Securities, has been duly authorized and validly executed and delivered to such trustee, in each case, in accordance with the terms of such indenture, (d) Sun Communities has duly taken all necessary corporate action to authorize and approve the issuance by Sun Communities of such series of Sun Communities Primary Debt Securities, the terms thereof, the terms of the offering thereof, and related matters, and (e) such Sun Communities Primary Debt Securities have been (i) duly executed and delivered by Sun Communities in accordance with the terms of the applicable Indenture (and any applicable supplemental indenture thereto or officer’s certificate) in such form as shall have been established in compliance with such indenture (and any applicable supplemental indenture thereto or officer’s certificate), (ii) authenticated by the trustee under such indenture, and (iii) paid for and delivered in accordance with the applicable duly authorized definitive purchase, underwriting, or similar agreement.

2. Each series of Sun Operating Primary Debt Securities will constitute valid and legally binding obligations of Sun Operating, once (a) in the case of Sun Operating Primary Debt Securities to be issued under the Sun Operating Subordinated Indenture, the Sun Operating Subordinated Indenture has been validly executed and delivered by Sun Operating, as issuer, and by the trustee thereunder, (b) in the cases of Sun Operating Primary Debt Securities to be issued under either of the Sun Operating Indentures, a supplemental indenture (to such indenture), establishing such series of Sun Operating Primary Debt Securities, has been duly authorized and validly executed and delivered by Sun Operating, as issuer, and by the trustee under such indenture, or an officer’s certificate (pursuant to such indenture), establishing such series of Sun Operating Primary Debt Securities, has been duly authorized and validly executed and delivered to such trustee, in each case, in accordance with the terms of such indenture, (c) Sun Operating has duly taken all necessary limited partnership action, and Sun Communities has duly taken all necessary corporate action (pertaining to actions by it in its capacity as general partner of Sun Operating), in each case, to authorize and approve the issuance by Sun Operating of such series of Sun Operating Primary Debt Securities, the terms thereof, the terms of the offering thereof, and related matters, and (d) such Sun Operating Primary Debt Securities have been (i) duly executed and delivered by Sun Operating in accordance with the terms of the applicable Indenture (and any applicable supplemental indenture thereto or officer’s certificate) in such form as shall have been established in compliance with such indenture (and any applicable supplemental indenture thereto or officer’s certificate), (ii) authenticated by the trustee under such indenture, and (iii) paid for and delivered in accordance with the applicable duly authorized definitive purchase, underwriting, or similar agreement.

3. Each of the Sun Communities Guarantees of Sun Operating Primary Debt Securities validly issued under either of the Sun Operating Indentures will constitute a valid and legally binding obligation of Sun Communities, once (a) in the case of Sun Communities Guarantees of Sun Operating Primary Debt Securities to be issued under the Sun Operating Subordinated Indenture, the Sun Operating Subordinated Indenture has been validly executed and delivered by Sun Operating, as issuer, and by the trustee thereunder, (b) in the cases of Sun

Sun Communities, Inc.

Sun Communities Operating Limited Partnership

March 29, 2024

Communities Guarantees of Sun Operating Primary Debt Securities to be issued under either of the Sun Operating Indentures, a supplemental indenture (to such indenture) establishing such series of Sun Operating Primary Debt Securities and such Sun Communities Guarantee thereof has been duly authorized and validly executed and delivered by (i) Sun Operating, as issuer, (ii) Sun Communities, as guarantor, and (iii) the trustee under such indenture, and (c) (i) Sun Communities has duly taken all necessary corporate action, in its capacity as general partner of Sun Operating, and Sun Operating has duly taken all necessary limited partnership action, in each case, to authorize and approve the issuance and terms of such series of Sun Operating Primary Debt Securities, the terms of the offering thereof, and related matters, and (ii) Sun Communities has duly taken all necessary corporate action to authorize and approve such Sun Communities Guarantee.

4. Each of the Sun Operating Guarantees of Sun Communities Primary Debt Securities validly issued under either of the Sun Communities Indentures will constitute a valid and legally binding obligation of Sun Operating, once (a) in the case of Sun Operating Guarantees of Sun Communities Primary Debt Securities to be issued under the Sun Communities Senior Indenture, the Sun Communities Senior Indenture has been validly executed and delivered by Sun Communities, as issuer, and by the trustee thereunder, (b) in the case of Sun Operating Guarantees of Sun Communities Primary Debt Securities to be issued under the Sun Communities Subordinated Indenture, the Sun Communities Subordinated Indenture has been validly executed and delivered by Sun Communities, as issuer, and by the trustee thereunder, (c) in the cases of Sun Operating Guarantees of Sun Communities Primary Debt Securities to be issued under either of the Sun Communities Indentures, a supplemental indenture (to such indenture) establishing such series of Sun Communities Primary Debt Securities and such Sun Operating Guarantee thereof has been duly authorized and validly executed and delivered by (i) Sun Communities, as issuer, (ii) Sun Operating, as guarantor, and (iii) the trustee under such indenture, and (d) (i) Sun Communities has duly taken all necessary corporate action to authorize and approve the issuance and terms of such series of Sun Communities Primary Debt Securities, the terms of the offering thereof, and related matters, and (ii) Sun Communities has duly taken all necessary corporate action, in its capacity as general partner of Sun Operating, and Sun Operating has duly taken all necessary limited partnership action, in each case, to authorize and approve such Sun Operating Guarantee.

Our opinions expressed above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium, and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief, or any other equitable remedy, and (b) concepts of materiality, reasonableness, good faith, and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

Sun Communities, Inc.

Sun Communities Operating Limited Partnership

March 29, 2024

Our opinions expressed herein are limited to the laws of the State of New York. We express no opinion as to the laws of any other jurisdiction.

We consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,

/s/ Hunton Andrews Kurth LLP